CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52652) pertaining to the Wintrust Financial Corporation Retirement Savings Plan of our report dated August 19, 2002, with respect to the financial statements and schedule of Wintrust Financial Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


                                             /s/ ERNST & YOUNG LLP

Chicago, Illinois
October 16, 2002